EXHIBIT 23.2
                                                                    ------------



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Automatic Data Processing, Inc. and subsidiaries on Form S-8 of our reports dated August 13, 2001 and May 18, 2001, appearing in the Annual Report on Form 10-K of Automatic Data Processing, Inc. and subsidiaries for the year ended June 30, 2001 and in the Annual Report on Form 11-K of Automatic Data Processing, Inc. Retirement and Savings Plan for the year ended December 31, 2000, respectively.



/s/ DELOITTE & TOUCHE LLP

New York, New York
December 19, 2001